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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Penson Worldwide, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 5, 2005, relating to the consolidated financial statements of Penson worldwide, Inc., in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/S/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Dallas, Texas

October 18, 2005